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                                                                     EXHIBIT 5.1

                                December 15, 2003

Johnson Controls, Inc.
5757 Green Bay Avenue
Milwaukee, Wisconsin 53209

Ladies and Gentlemen:

         I am Senior Vice President, Secretary and General Counsel to Johnson Controls, Inc., a Wisconsin corporation (the "Company"), and have advised the Company in connection with the proposed issuance from time to time of the following securities (the "Securities") of the Company having an aggregate initial offering price of up to $1,500,000,000: (i) common stock, $0.04 1/6 par value per share (the "Common Stock"), of the Company; (ii) preferred stock, $1.00 par value per share (the "Preferred Stock"), of the Company, (iii) debt securities (the "Debt Securities") of the Company, (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (collectively, the "Warrants") of the Company, (v) stock purchase contracts (collectively, the "Stock Purchase Contracts") of the Company and (vi) stock purchase units (collectively, the "Stock Purchase Units") of the Company.

         The Debt Securities are to be issued under an indenture (the "Senior Indenture") in the form of exhibit 4.1 to the registration statement pursuant to which the Securities are to be registered (the "Registration Statement") between the Company and U.S. Bank National Association, as trustee (the "Trustee"), or an indenture (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures") in the form of exhibit 4.2 to the Registration Statement between the Company and the Trustee.

         The Preferred Stock is to be issued under the Restated Articles of Incorporation (the "Articles of Incorporation") of the Company and articles of amendment (the "Articles of Amendment") to the Articles of Incorporation to be adopted by the Board of Directors of the Company and filed with the Secretary of State of the State of Wisconsin (the "Wisconsin Secretary of State") pursuant to
Section 180.0602 of the Wisconsin Business Corporation Law (the "WBCL"). The Common Stock is to be issued under the Articles of Incorporation. The Warrants are to be issued under one or more warrant agreements (each, a "Warrant Agreement") to be entered into between the Company and warrant agents to be named by the Company.

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         Certain terms of the Securities to be issued by the Company from time to time will be established by appropriate action taken by the Board of Directors of the Company or a committee of certain officers of the Company that has been authorized by the Board of Directors to take such action, as part of the corporate action taken and to be taken relating to the issuance of those Securities (the "Corporate Proceedings"). I have examined or are otherwise familiar with the Articles of Incorporation, the By-Laws of the Company, as amended, the Registration Statement, the Corporate Proceedings and such other documents, records and instruments as I have deemed necessary or appropriate for purposes of this opinion.

         Based on the foregoing, I am of the opinion that:

         (i) each Indenture, when duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, will be a valid and binding instrument and, upon completion of all Corporate Proceedings, the Debt Securities issued thereunder shall be legal, valid and binding obligations of the Company, entitled to the benefits of such Indenture, including such terms as are established pursuant to the Corporate Proceedings, in accordance with the respective terms thereof;

         (ii) upon the authorization of issuance of the Common Stock, the completion of all Corporate Proceedings, the execution, authentication, issuance and delivery of the Common Stock and payment therefor, the Common Stock will be duly and validly authorized and issued, fully paid and nonassessable, except as provided by Section 180.0622(2)(b) of the WBCL, and including such terms as are established pursuant to the Corporate Proceedings;

         (iii) upon the authorization, execution, delivery and filing with, and recording by, the Wisconsin Secretary of State of the Articles of Amendment, the completion of all Corporate Proceedings, the execution, authentication, issuance and delivery of the Preferred Stock and payment therefor pursuant to such Articles of Amendment, the Preferred Stock will be duly and validly authorized and issued, fully paid and nonassessable, except as provided by Section 180.0622(2)(b) of the WBCL, and including such terms as are established pursuant to the Corporate Proceedings;

         (iv) The Warrant Agreements, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Warrants contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any Securities underlying the Warrants, when duly executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms;

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         (v)      The Warrants, assuming the due authorization thereof, the
                  completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Warrants contained in the registration statement and any applicable prospectus supplement and the due authorization of any Securities underlying the Warrants, when duly executed, delivered and countersigned in accordance with the Warrant Agreements and when payment therefor is received, will be entitled to the benefits provided by the Warrant Agreements;

         (vi) The Stock Purchase Contracts, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Stock Purchase Contracts contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any Common Stock or Preferred Stock underlying the Stock Purchase Contracts, when duly executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and the interests therein, when duly sold and delivered and when payment therefor is received, will be entitled to the benefits provided by the Stock Purchase Contracts; and

         (vii) The Stock Purchase Units, assuming the due authorization thereof and of the related Stock Purchase Contracts and applicable pledge agreements, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Stock Purchase Units contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any Common Stock or Preferred Stock underlying the Stock Purchase Units, when the related Stock Purchase Contracts and applicable pledge agreements are duly executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and the interests therein, when duly sold and delivered and when payment therefor is received, will be entitled to the benefits provided by the Stock Purchase Units.

         The opinions expressed herein are subject to the qualification that enforceability of any contract or agreement or of any security or other instrument issued thereunder may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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         I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to me under the caption "Legal Matters" therein.

                                            Very truly yours,

                                            /s/ John P. Kennedy

                                            John P. Kennedy